UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/01/2005

MOLINA HEALTHCARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31719

DE	134204626
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of Principal Executive Offices, Including Zip Code)

562 435 3666
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Molina Healthcare of California, a subsidiary of Molina Healthcare, Inc., has entered into a new contract with the California Department of Health Services (DHS). The contract relates to the Medi-Cal San Diego Geographic Managed Care Program, and results from the assumption by Molina Healthcare of California of the contracts with DHS previously held by Sharp Health Plan and Universal Care, Inc. The contract became effective as of June 1, 2005, and expires on December 31, 2005. The total number of Medi-Cal members covered under the contract as of June 1, 2005, is 58,887.

As of June 1, 2005, the total number of Medi-Cal, Healthy Families, and Aid to Infants and Mothers (AIM) members enrolled with Molina Healthcare of California in San Diego County is 85,139.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: June 07, 2005.	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President, General Counsel